OLD MUTUAL FUNDS II CONSENT OF COUNSEL

We hereby consent to the use of our name and the reference to our firm under the caption “THE INVESTMENT ADVISER, SUB-ADVISER AND OTHER SERVICE PROVIDERS—Other Service Providers—Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information included as part of Post-Effective Amendment No. 117 under the Securities Act of 1933, as amended, and Amendment No. 115 under the Investment Company Act of 1940, as amended, to the Registration Statement of Old Mutual Funds II on Form N-1A.

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
May 26, 2011